UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 17, 2025

FUELCELL ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	3 Great Pasture Road, Danbury, Connecticut	06810
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203)825-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FCEL	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  Amendment and Restatement of the FuelCell Energy, Inc. Fourth Amended and Restated 2018 Omnibus Incentive Plan

At the 2025 Annual Meeting of Stockholders of FuelCell Energy, Inc. (the “Company”), which was called to order and adjourned on April 3, 2025 and reconvened and concluded on April 17, 2025 (the “Annual Meeting”), the Company’s stockholders approved the amendment and restatement of the FuelCell Energy, Inc. Fourth Amended and Restated 2018 Omnibus Incentive Plan (as so amended and restated, the “Fifth Amended and Restated Incentive Plan”), which had previously been approved by the Company’s Board of Directors (the “Board”), subject to stockholder approval. Additional information regarding the results of the Annual Meeting is set forth below under Item 5.07 of this Current Report on Form 8-K.

The purpose of the amendment and restatement of the Fourth Amended and Restated 2018 Omnibus Incentive Plan was to authorize the Company to issue up to 750,000 additional shares of the Company’s common stock pursuant to awards under the Fifth Amended and Restated Incentive Plan.

Following the approval of the amendment and restatement (and therefore the Fifth Amended and Restated Incentive Plan) by the Company’s stockholders at the Annual Meeting, the Fifth Amended and Restated Incentive Plan provides the Company with the authority to issue a total of 2,194,444 shares of the Company’s common stock. The Fifth Amended and Restated Incentive Plan authorizes grants of stock options, stock appreciation rights, restricted stock, restricted stock units, shares, performance shares, performance units, incentive awards and dividend equivalent units to officers, other employees, directors, consultants and advisors. Up to 61,111 shares of the Company’s common stock may be issued pursuant to the exercise of incentive stock options. The Board or the administrator of the Fifth Amended and Restated Incentive Plan may terminate the Fifth Amended and Restated Incentive Plan at any time.  No award may be granted under the Fifth Amended and Restated Plan after the tenth anniversary of the approval of the Fifth Amended and Restated Plan by stockholders at the Annual Meeting.

The Fifth Amended and Restated Incentive Plan is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on February 21, 2025. A copy of the Fifth Amended and Restated Incentive Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the Fifth Amended and Restated Incentive Plan set forth above is qualified in its entirety by reference to such materials.

Item 5.07.Submission of Matters to a Vote of Security Holders.

As noted above, the Company’s Annual Meeting, which was called to order and adjourned on April 3, 2025, was reconvened and concluded on April 17, 2025. At the Company’s Annual Meeting, four proposals were submitted to a vote of the holders of shares of common stock of the Company. The voting results with respect to those four proposals were as follows:

(1)	Election of eight directors to serve until the 2026 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

NAME OF DIRECTOR	VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
James H. England	2,330,833	1,738,661	39,271	4,886,930
Jason Few	3,509,596	563,896	35,273	4,886,930
Matthew F. Hilzinger	3,495,981	570,565	42,219	4,886,930
Natica von Althann	3,497,898	570,208	40,659	4,886,930
Cynthia Hansen	3,598,222	469,534	41,009	4,886,930
Donna Sims Wilson	2,393,325	1,673,152	42,288	4,886,930
Betsy Bingham	3,493,008	572,775	42,982	4,886,930
Tyrone Michael Jordan	3,517,588	547,078	44,099	4,886,930

Accordingly, each of James H. England, Jason Few, Matthew F. Hilzinger, Natica von Althann, Cynthia Hansen, Donna Sims Wilson, Betsy Bingham, and Tyrone Michael Jordan have been re-elected as directors.

(2)	Approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers as set forth in the “Executive Compensation” section of the proxy statement.

VOTES FOR: 2,218,977

VOTES AGAINST: 1,818,703

ABSTENTIONS: 71,085

BROKER NON-VOTES: 4,886,930

Accordingly, the compensation of the Company’s named executive officers as set forth in the “Executive Compensation” section of the proxy statement has been approved by the stockholders.

(3)	Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2025.

VOTES FOR: 7,111,739

VOTES AGAINST: 1,783,753

ABSTENTIONS: 100,203

BROKER NON-VOTES: 0

Accordingly, the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2025 has been ratified.

(4)	Approval of the amendment and restatement of the FuelCell Energy, Inc. Fourth Amended and Restated 2018 Omnibus Incentive Plan.

VOTES FOR: 2,268,864

VOTES AGAINST: 1,766,791

ABSTENTIONS: 73,110

BROKER NON-VOTES: 4,886,930

Accordingly, the amendment and restatement of the FuelCell Energy, Inc. Fourth Amended and Restated 2018 Omnibus Incentive Plan has been approved by the stockholders.

Item 9.01.Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are being filed herewith:

Exhibit Number	Description

10.1	FuelCell Energy, Inc. Fifth Amended and Restated 2018 Omnibus Incentive Plan, effective as of April 17, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: April 21, 2025	By:	/s/ Michael S. Bishop
Michael S. Bishop
Executive Vice President and Chief Financial Officer